Exhibit 99.7

DATED FEBRUARY 23 2009

HEXCEL COMPOSITES LIMITED	(1)

and

WILLIAM HUNT	(2)

DEED

THIS DEED is made on February 23, 2009

BETWEEN:

(1)           HEXCEL COMPOSITES LIMITED a company registered in England, Company No 3069887) whose principal place of business is at Duxford, Cambridge (“The Company”); and

(2)           WILLIAM HUNT of Lynn Wood, Trouthall Lane, Plumley, Knutsford, WA16 9RZ (“The Employee”)

RECITALS:

(A)          The Employee entered into a Service Agreement with Ciba-Geigy PLC dated 1 January 1992 (the Service Agreement).  As a result of corporate restructuring the Company became the Employee’s Employer and the parties accept that the Service Agreement applies to the Employee’s employment with the Company.

(B)           The Service Agreement provides that the Company and the Employer must give 12 months written notice of termination of employment.

(C)           The Service Agreement does not provide for payment in lieu of notice of termination of employment.

(D)          The Service Agreement does not provide the Company with the power not to assign the Employee duties during any period of notice.

NOW THIS DEED WITNESSES as follows:

1              The Employee agrees that, notwithstanding that the Company:

1.1           has not given him 12 months notice of termination of his Employment as set out in the Service Agreement,

1.2           will make the Employee a payment in lieu of notice and/ or not assign the Employee duties during any notice period;

and subject to clause 2 of this Deed he is and will remain bound by the restrictions and obligations contained in clauses 6, 7 and 13 of the Service Agreement and for the avoidance of doubt the Employee agrees that the Company has the full benefit of covenants and obligations contained in the Service Agreement.

2              The parties agree that clause 13 B (iii) of the Service Agreement shall no longer apply.

3              This Deed shall be governed by and construed in accordance with English law and by entering into this Deed each party irrevocably submits to the exclusive jurisdiction of the English Courts.

IN WITNESS of the above this Deed has been executed by the parties as a deed on the date stated at the beginning.

Signed as a deed by HEXCEL COMPOSITES LIMITED acting by [a director and its secretary] [two directors]	) )

/s/ Ira J. Krakower

Director

/s/ Wayne C. Pensky

Director/Secretary

Signed by WILLIAM HUNT as a deed in the presence of:	) )	/s/ William Hunt

Witness’ signature:		/s/ Patricia Grant
Witness’ name:		Patricia Grant
Witness’ address:

Witness’ occupation:

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